SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

On July 28, 2005, FTI Consulting, Inc. (“FTI”) entered into (i) a purchase agreement (the “Senior Note Purchase Agreement”) for a sale of $200.0 million in aggregate principal amount of 7 5/8 Senior Notes due 2013 (the “Senior Notes”) to the initial purchasers named therein (the “Initial Purchasers”), and (ii) a purchase agreement (together with the Senior Note Purchase Agreement, the “Purchase Agreements”) for the sale of $150.0 million in aggregate principal amount of 3¾% Convertible Senior Subordinated Notes due July 15, 2012 (the “Convertible Notes”) to the Initial Purchasers, in each case in offerings (the “Offerings”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Purchase Agreements contain customary representations and warranties of the parties and indemnification and contribution provisions whereby FTI, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The Private Placements were consummated on August 2, 2005.

The Senior Notes were issued pursuant to an indenture (the “Senior Notes Indenture”), dated as of August 2, 2005, by and among FTI, the guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”). The Senior Notes will mature on June 15, 2013 and rank pari passu in right of payment with all of FTI’s existing and future senior indebtedness, if any, and senior in right of payment to all of FTI’s existing and future subordinated indebtedness. FTI will have the option to redeem all or a portion of the Senior Notes at any time on or after June 15, 2009 at specified redemption prices. At any time before June 15, 2008, FTI may also redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

The Convertible Notes were issued pursuant to an indenture (the “Convertible Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”), dated as of August 2, 2005, by and among FTI, the guarantors party thereto and the Trustee. The Convertible Notes will be convertible, only under certain conditions, at the option of the holder. Upon conversion, the principal of the Convertible Notes will be paid in cash, and any excess over the conversion rate will be paid in shares of FTI common stock or cash at an initial conversion rate of 31.9980 shares of FTI common stock per $1,000 principal amount of Convertible Notes, which represents an initial conversion price of $31.25 per share. This represents a premium of 30.0% to the last reported sale price of FTI’s common stock on July 28, 2005, of $24.04. The Convertible Notes are non-callable.

FTI used a portion of the net proceeds of the Offerings to repay its existing $142.5 million term loan indebtedness and to repurchase approximately $125.3 million of common shares through a combination of direct share repurchases and an accelerated stock buyback program. FTI plans to use the remainder of the net proceeds for stock repurchases and for general corporate purposes, which may include acquisitions.

In connection with the Offerings, FTI entered into registration rights agreements with the Initial Purchasers relating to the Senior Notes and the Convertible Notes (the “Registration Rights Agreements”). In the registration rights agreement relating to the Senior Notes, FTI agreed to file an exchange offer registration statement and to undertake an offer to exchange the Senior Notes for notes with substantially identical terms that are registered under the Securities Act of 1933, as amended (the “Securities Act”). In the registration rights agreement relating to the Convertible Notes, FTI agreed to file and use commercially reasonable efforts to make and keep effective a shelf registration statement permitting registered resales of the Convertible Notes and the shares of FTI’s common stock issuable upon conversion of the Convertible Notes.

In connection with the Offerings, FTI also entered into a second amendment to its senior secured credit facility (the “Credit Facility Amendment”) to facilitate the Offerings, adjust its financial covenants and effect certain other changes, including elimination of the lenders’ term loan commitment.

The foregoing descriptions of the Purchase Agreements, Indentures, Registration Rights Agreements and Credit Facility Amendment are qualified in their entireties by reference to the full and complete terms of the copies of those agreements that are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information included under Item 1.01 above with respect to the Offerings is incorporated under these Items 2.03 and 3.02.

ITEM 7.01.	Regulation FD Disclosure.

On August 2, 2005, FTI issued a press release (including financial tables) announcing that it had closed the Offerings and updating its financial guidance for the remainder of 2005. A copy of the press release (and financial tables) is furnished as an exhibit to this Current Report on Form 8-K.

The press release contains updated guidance relating to FTI’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA by business segment. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that it is useful operating performance measures for evaluating our results of operations from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA as a supplemental financial measure is also indicative of FTI’s capacity to incur and service debt and thereby provides additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA for purposes of the covenants set forth in our senior secured credit facility and the Senior Notes Indenture is not calculated in the same manner as calculated for purposes of the attached Financial Tables accompanying the Press Release.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

1.1	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

1.2	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Convertible Notes.

4.1	Indenture, dated as of August 2, 2005, by and among FTI, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Notes.

4.2	Indenture, dated as of August 2, 2005, by and among FTI, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Convertible Notes.

10.1	Registration Rights Agreement, dated as of August 2, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

10.2	Registration Rights Agreement, dated as of August 2, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Convertible Notes.

10.3	Second Amendment, dated as of August 2, 2005, to the Amended and Restated Credit Agreement, dated as of November 28, 2003, by and among FTI, the guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein.

99.1	Press Release (including Financial Tables) issued by FTI, dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 3, 2005	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

1.2	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Convertible Notes.

4.1	Indenture, dated as of August 2, 2005, by and among FTI, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Notes.

4.2	Indenture, dated as of August 2, 2005, by and among FTI, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Convertible Notes.

10.1	Registration Rights Agreement, dated as of August 2, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

10.2	Registration Rights Agreement, dated as of August 2, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Convertible Notes.

10.3	Second Amendment, dated as of August 2, 2005, to the Amended and Restated Credit Agreement, dated as of November 28, 2003, by and among FTI, the guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein.

99.1	Press Release (including Financial Tables) issued by FTI, dated August 2, 2005.